UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015
Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 485-9530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2015, the board of directors (the “Board”) of Astrotech Corporation (the “Company”) increased the size of the Board from six directors to eight directors.
On the same date and upon the recommendation of the Governance and Nominating Committee, the Board appointed Michael R. Humphrey and Ronald W. Cantwell to serve as directors.
Mr. Humphrey has served as Executive Vice President of Education 2020 since August 2011. He previously served as President and CEO of Education 2020 from January 2009 until August 2011. Prior to joining Education 2020, Mr. Humphrey was President and Founder of Human Performance Labs, LLC from August 2007 until December 2008. Mr. Humphrey is a graduate of Texas Tech University.
Mr. Cantwell is President of VC Holdings, Inc., through which Mr. Cantwell provides advisory services in corporate and project investment structuring, mergers and acquisitions, financial restructuring and operations management. In addition, Mr. Cantwell has served as Chairman and Chief Executive Officer of Catalyst Group, Inc., which was traded on the NYSE before it was acquired and taken private in 1988 by Brookfield Asset Management. Prior to joining Catalyst Group, Inc., Mr. Cantwell spent nineteen years in public accounting, most recently as a Tax Partner in the Ernst & Young LLP Dallas office. Mr. Cantwell graduated with honors from the University of Wisconsin in Madison and is licensed as a certified public accountant.
Mr. Cantwell, through his wholly owned consulting business VC Holdings, Inc., has provided general business consulting services to the Company since December 1, 2014 pursuant to an Amended and Restated Advisory Agreement. The Company agreed to pay VC Holdings, Inc. $15,000 per calendar month in arrears for the consulting services. VC Holdings, Inc. has been paid $45,000 to date during fiscal year 2015. The Advisory Agreement is terminable by either party upon 30 days advance notice.
In consideration for their service on the Board, Mr. Humphrey and Mr. Cantwell will be compensated in accordance with the compensation plan for non-employee directors previously adopted by the Board, as disclosed in our proxy statement relating to our 2014 annual meeting of stockholders
There are no arrangements or understandings between Mr. Humphrey or Mr. Cantwell and any other person pursuant to which they were selected as directors. The Board determined not to appoint Mr. Humphrey or Mr. Cantwell to any of the Board’s committees at this time.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: May 8, 2015	By:	__/s/Thomas B. Pickens III_____ _____________
Name: Thomas B. Pickens III
Title: Chairman of the Board and Chief Executive Officer

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